Exhibit 23.1

中正達會計師事務所有限公司 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S¬8 (File No. 333-214487) of China Health Industries Holdings, Inc. of our report dated September 28, 2020, relating to the consolidated financial statements which appears in this annual report on Form 10-K for the fiscal year ended June 30, 2020 filed with the Securities and Exchange Commission.

/s/ Centurion ZD CPA & Co.

Hong Kong, China

October 13, 2020